Exhibit 4.2

PRINTED BY HKSP TEL:2726 9288

DATE OF ISSUE CERTIFICATE NUMBER RUN/TFR. NO. REGISTER NUMBER OF SHARE(S)

O2MICRO INTERNATIONAL LIMITED

(a company incorporated in the Cayman Islands with limited liability)

SHARE CERTIFICATE

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID ORDINARY SHARE(S) OF NOMINAL VALUE US$0.00002 EACH IN THE SHARE CAPITAL OF O2MICRO INTERNATIONAL LIMITED (THE “COMPANY”) AS DETAILED BELOW SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

CODE:

NUMBER OF SHARE(S):

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE STATED ABOVE.

DIRECTOR DIRECTOR

NO TRANSFER OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE. BRANCH SHARE REGISTRAR AND TRANSFER OFFICE IN HONG KONG: COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED, SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE, 183 QUEEN’S ROAD EAST, HONG KONG.

Hong Kong Security Printing Ltd.

Tel. 2726 9288 Fax. 2726 9292

Job No. 251156 1/2

Customer: O2Micro Int’l

Date Submitted 8-11-2005

Note: There may be acceptable colour variation on the actual printing.

Customer’s

Approval

Date

Remarks

FORM OF TRANSFER

SELLER’S BROKER

BUYER’S BROKER

O2MICRO INTERNATIONAL LIMITED

SELLER’S BROKER

BUYER’S BROKER

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18

FOR THE CONSIDERATION stated on the right the “Registered Holder(s)” named overleaf (the “Transferor(s)”) do/does hearby transfer to the “Transferor(s)” named below the share(s) represented by this certificate subject to the several conditions on which the said share(s) is/are now held by the Transferor(s), and the Transferee(s) do/does hereby agree to accept and hold the said share(s) subject to the conditions aforesaid.

Consideration

TRANSFEREE(S)

NAME(S) IN ENGLISH (Surname first) in block capitals

ADDRESS IN ENGLISH Bldg., Block, Room No.

Street, Estate, Floor No.

District, Town

DIVIDEND INSTRUCTIONS

Name of Bank

Branch/Address

NOTE: (a) Name of Transferee in full i.e. surname, forenames or other names.

(b) Address in full: (Joint shareholders should give address of the first named transferee only.

1)

2)

3)

4)

Country

ACCOUNT NUMBER

NAME(S) IN CHINESE

1)

2)

3)

4)

Existing shareholder yes/no

Occupation

Tel. No.

SIGNED by the parties to this transfer this

in the presence of SIGNATURE OF WITNESS

Address

Occupation

Signature(s) of transferor(s)

in the presence of SIGNATURE OF WITNESS

Address

Occupation

Signature(s) of transferee(s)

Hong Kong Security Printing Ltd.

Tel. 2726 9288 Fax. 2726 9292

Job No. 251156 2/2

Customer: O2Micro Int’l

Date Submitted 8-11-2005

Note: There may be acceptable colour variation on the actual printing.

Customer’s

Approval

Date

Remarks